EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement is by and between Andrew Pascal (“Employee”) and Wynn Las Vegas, LLC (“Employer”).

WHEREAS, Employee and Employer have entered in to that certain Employment Agreement dated as of August 31, 2005, as amended (the “Employment Agreement”);

WHEREAS, due to the ongoing negative economic climate, Employee and Employer desire to amend the Employment Agreement in order to assist Employer to maintain business stability thereby preserving Employee’s employment.

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Base Salary. Effective February 16, 2009, the term “Base Salary” shall be mean $850,000 per annum.

2.	Other Provisions of Agreement. The parties acknowledge that the Employment Agreement is being modified only as stated herein, and agree that nothing else in the Employment Agreement shall be affected by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date below.

WYNN LAS VEGAS, LLC		EMPLOYEE

/s/ David Sisk		/s/ Andrew Pascal
Andrew Pascal

By:	David Sisk

Its:	CFO	Date:	February 16, 2009